Exhibit 99.1

Emmaus Life Sciences Signs Agreement with Express Scripts

TORRANCE, Calif, March 11, 2019 -- Emmaus Life Sciences, Inc. (Emmaus), a leader in sickle cell disease treatment, announced today that it has signed an agreement with Express Scripts, one of the nation’s largest pharmacy benefits managers (PBM). This agreement complements Emmaus’s agreements with other PBMs, such as OptumRx, as well as with the nation’s largest drug wholesalers and distributors and will help ensure that patients in need have access to Emmaus’s Endari® (L-glutamine oral powder), indicated to reduce the acute complications of sickle cell disease in adult and pediatric patients five years of age and older.

Yutaka Niihara, M.D., M.P.H., the Chairman and Chief Executive Officer of Emmaus, commented: “Sickle cell disease patients represent an underserved and often untreated population. We are grateful that Express Scripts will help bring Endari to patients who are suffering from painful ‘crises’ and frequent hospitalizations.”

Mark Diamond, Vice President of Commercialization for Emmaus, added: “We continue to make excellent progress removing barriers for patients and making it easier for physicians to prescribe Endari. We have been extremely focused, working with all stakeholders involved in helping individuals with sickle cell disease.”

Navigating the maze of our nation’s health care system is as daunting a task for sickle cell disease patients as it is for any other group. Pharmacy benefits managers serve an important role in the process by which patients get prescriptions, coverage and medications.

About Endari® (L-glutamine oral powder)

Indication

Endari is indicated to reduce the acute complications of sickle cell disease in adult and pediatric patients five years of age and older.

Important Safety Information

The most common adverse reactions (incidence >10 percent) in clinical studies were constipation, nausea, headache, abdominal pain, cough, pain in extremities, back pain, and chest pain.

Adverse reactions leading to treatment discontinuation included one case each of hypersplenism, abdominal pain, dyspepsia, burning sensation, and hot flash.

The safety and efficacy of Endari in sickle cell disease patients younger than five years of age have not been established.

For more information, please see full Prescribing Information of Endari at: www.ENDARIrx.com/PI.

About Emmaus Life Sciences

Emmaus Life Sciences, Inc., is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. Its lead prescription product, Endari, demonstrated positive clinical results in a completed Phase 3 clinical trial for sickle cell disease and received FDA approval in July 2017. Emmaus began marketing and selling Endari in the U.S. in January 2018. For more information, please visit www.emmauslifesciences.com.

Additional Information about the Proposed Merger of Emmaus Life Sciences, Inc. and Where to Find It

This communication is deemed to be made in respect of the proposed business combination involving MYnd Analytics, Inc. (“MYnd”) and Emmaus Life Sciences, Inc. (“Emmaus”). In connection with the proposed transaction, MYnd and Emmaus have filed documents with the SEC, including a Registration Statement on Form S-4 filed by MYnd on February 13, 2019 containing a preliminary Joint Proxy Statement/Prospectus, and each of MYnd and Emmaus plan to file with the SEC other documents regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS OF MYND AND EMMAUS ARE URGED TO CAREFULLY READ THE PRELIMINARY JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS, INCLUDING THE FINAL JOINT PROXY STATEMENT/PROSPECTUS WHEN IT’S AVAILABLE, FILED WITH THE SEC BY MYND AND EMMAUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND RELATED TRANSACTIONS. Investors and security holders may view these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and security holders are urged to read the final Joint Proxy Statement/ Prospectus and other documents filed with the SEC before making any voting or investment decision in connection with the proposed transactions.

MYnd Analytics, Emmaus and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of MYnd Analytics is also included in MYnd Analytics’ proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 1, 2018, as updated in MYnd Analytics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and additional information regarding the directors and executive officers of Emmaus is also included in Emmaus’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on August 23, 2018

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Company Contact:

Kurt Kruger

CFO, Emmaus Life Sciences, Inc.

(332) 877-3956

kkruger@emmauslifesciences.com

Media Contacts:

David Schull or Juliette Gorson

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com

Juliette.gorson@russopartnersllc.com